SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (732) 205-5000

Item 12.      Results of Operations and Financial Condition.

On July 29, 2003, Engelhard Corporation (the "Company") issued a press release announcing its earnings for its second quarter of fiscal year 2003. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 12, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date:	July 29, 2003	/s/ Michael A. Sperduto
Michael A. Sperduto
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 29, 2003, relating to Engelhard Corporation's earnings release for the second quarter of 2003.

EXHIBIT (99.1)

News	Contact Ted Lowen (Media) 732-205-6360 Peter Martin (Investor Relations) 732-205-6106 Ref. #C1367 Engelhard Corporation 101 Wood Avenue P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD SECOND-QUARTER RESULTS
IN LINE WITH EXPECTATIONS

ISELIN, NJ, July 29, 2003 - Engelhard Corporation (NYSE: EC) today reported net earnings for the second quarter ended June 30 of $54.0 million, or 43 cents per share on a diluted basis, compared with $60.1 million, or 46 cents per share, for the same period a year ago.

       The current quarter included an after-tax charge of four cents per share related to a previously projected provision for the remaining lease cost of certain minerals-storage facilities no longer needed because of productivity initiatives. The prior year's quarter included an after-tax benefit of five cents per share stemming from insurance settlements and two charges amounting to four cents per share related to costs associated with manufacturing consolidations and the write down of an investment.

       Second quarter sales were $929 million compared with $982 million a year ago reflecting continued lower volumes and prices of platinum group metals, which are passed through to customers.

       "Market acceptance of new technology growth platforms coupled with our company-wide focus on productivity enabled us to post another quarter of solid operating results without the benefit of significant economic recovery," said Barry W. Perry, chairman and chief executive officer.

       Mr. Perry said he still expects the company to post modest earnings growth this year supported by the growth platforms and productivity focus, plus benefits from strong cash flow.

      "We continue to be encouraged by the results our strategic focus has delivered in overcoming the harsh realities of today's marketplace," Mr. Perry said.

Second-Quarter Operating Results

       Operating earnings from Environmental Technologies increased 13% to $31.5 million including the impact of a $3.1 million charge in the year-ago quarter. Sales rose 23% to $209 million. Excluding the charge, earnings increased 1% reflecting solid demand from mobile environmental markets. Higher pass-through cost of substrates sold to those markets plus the favorable effects of foreign exchange accounted for more than three-quarters of the sales increase.

      Operating earnings from Process Technologies rose 7% to $24.6 million, while sales rose 3% to $140 million. Strong volumes of new petroleum refining catalyst and performance-enhancing additive technologies, plus solid results from polyolefin catalysts, more than offset the impact of higher energy costs.

       Operating earnings from Appearance and Performance Technologies, including the impact of the current-quarter charge of $7.8 million, decreased 25% to $18.6 million. Sales rose 3% to $175 million. Excluding the charge, earnings increased 7% resulting from higher demand for colors and special effects. The latter benefited from strong market acceptance of new effect technologies. Combined with productivity efforts, these favorable results more than offset higher energy costs and weakness in certain performance minerals markets.

       Operating earnings from Materials Services declined 89% to $3.0 million compared with the year-ago quarter which included an $11.0 million gain from an insurance settlement. Sales were off 20% to $394 million. Reduced industrial demand for platinum group metals and lower results from recycling services continue to impact the segment.

       Engelhard Corporation is a surface and materials science company that develops technologies to improve customers' products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

       Forward-looking statements: This document contains forward-looking statements in management's comments. There are a number of factors that could cause Engelhard's actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to page 26 of Engelhard's 2002 Form 10-K, dated March 25, 2003.

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net sales	$929,358	$982,314	$1,759,797	$1,984,135
Cost of sales	766,461	805,158	1,447,339	1,646,287
Gross profit	162,897	177,156	312,458	337,848
Selling, administrative and other expenses	88,400	95,800	180,569	183,411
Special charge/(credit), net	7,802	(7,862)	(11,978)	(7,862)
Operating earnings	66,695	89,218	143,867	162,299
Equity in earnings of affiliates	7,539	4,408	13,177	8,070
Loss on investments	-	(6,659)	-	(6,659)
Interest expense, net	(4,753)	(6,868)	(10,310)	(13,788)
Earnings before income taxes	69,481	80,099	146,734	149,922
Income tax expense	15,447	20,024	33,764	37,480
Net earnings before cumulative effect of a change in accounting
principle, net of tax	54,034	60,075	112,970	112,442
Cumulative effect of a change in accounting principle, net of tax of $1,390	-	-	(2,269)	-
Net earnings	$54,034	$60,075	$110,701	$112,442
Earnings per share - basic: Earnings before cumulative effect of a change in accounting principle	$0.43	$0.47	$0.90	$0.87
Cumulative effect of a change in accounting principle, net of tax	-	-	(0.02)	-
Earnings per share - basic	$0.43	$0.47	$0.88	$0.87
Earnings per share - diluted: Earnings before cumulative effect of a change in accounting principle	$0.43	$0.46	$0.89	$0.85
Cumulative effect of a change in accounting principle, net of tax	-	-	(0.02)	-
Earnings per share - diluted	$0.43	$0.46	$0.87	$0.85
Cash dividends paid per share	$0.10	$0.10	$0.20	$0.20
Average number of shares outstanding - basic	125,261	128,707	126,067	128,750
Average number of shares outstanding - diluted	127,078	131,673	127,566	131,544
Actual number of shares outstanding at end of period	125,296	129,180	125,296	129,180

Had compensation cost for Engelhard's stock option plans been determined based on the fair value at grant date consistent with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," (assuming SFAS No. 123 was adopted on its effective date of October 1995), Engelhard would have reported net earnings and diluted earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Pro forma information (in millions, except per share data)	2003	2002	2003	2002
Net earnings - as reported	$54.0	$60.1	$110.7	$112.4
Net earnings - pro forma	52.6	58.5	107.9	109.3
Diluted earnings per share - as reported	0.43	0.46	0.87	0.85
Diluted earnings per share - pro forma	0.41	0.44	0.85	0.83

ENGELHARD CORPORATION
BUSINESS SEGMENT INFORMATION
(Thousands)
(Unaudited)

	Three Months Ended June 30,					Six Months Ended June 30,
	2003		2002		Change	2003		2002		Change
Net Sales Environmental Technologies	$209,153		$170,564		23%	$422,693		$335,005		26%
Process Technologies	139,833		136,407		3%	258,353		251,852		3%
Appearance and Performance Technologies	175,190		170,632		3%	334,386		323,002		4%
Technology segments	524,176		477,603		10%	1,015,432		909,859		12%
Materials Services	394,485		495,564		-20%	723,442		1,056,293		-32%
All other	10,697		9,147		17%	20,923		17,983		16%
Total net sales	$929,358		$982,314		-5%	$1,759,797		$1,984,135		-11%
Operating Earnings Environmental Technologies	$31,489		$27,983	(B)	13%	$56,066	(D)	$67,644	(B)	-17%
Process Technologies	24,571		22,972		7%	38,091	(E)	40,041		-5%
Appearance and Performance Technologies	18,613	(A)	24,720		-25%	37,196	(A)	39,851		-7%
Technology segments	74,673		75,675		-1%	131,353		147,536		-11%
Materials Services	3,031		27,245	(C)	-89%	7,484		37,423	(C)	-80%
All other	(11,009)		(13,702)		20%	5,030	(F)	(22,660)		122%
Total operating earnings	66,695		89,218		-25%	143,867		162,299		-11%
Equity in earnings of affiliates	7,539		4,408		71%	13,177		8,070		63%
Loss on investments	-		(6,659)		-	-		(6,659)		-
Interest expense, net	(4,753)		(6,868)		-31%	(10,310)		(13,788)		-25%
Earnings before income taxes	69,481		80,099		-13%	146,734		149,922		-2%
Income tax expense	15,447		20,024		-23%	33,764		37,480		-10%
Net earnings before cumulative effect of a change
in accounting principle, net of tax	54,034		60,075		-10%	112,970		112,442		-
Cumulative effect of a change in accounting
principle, net of tax of $1,390	-		-		-	(2,269)		-		-
Net earnings	$54,034		$60,075		-10%	$110,701		$112,442		-2%

(A) - Includes a charge of $7.8 million ($4.8 million after tax or $0.04 per share) in 2003 related to lease commitments for idle facilities.

(B) - Includes a restructuring charge of $3.1 million ($1.9 million after tax or $0.01 per share) in 2002.

(C) - Includes an insurance settlement gain of $11.0 million ($6.8 million after tax or $0.05 per share) in 2002.

(D) - Includes a restructuring charge of $5.3 million ($3.5 million after tax or $0.03 per share) in 2003.

(E) - Includes a restructuring charge of $2.6 million ($1.6 million after tax or $0.01 per share) in 2003.

(F) - Includes a royalty settlement gain of $28.4 million ($17.6 million after tax or $0.14 per share) and a Corporate restructuring charge of $0.8 million ($0.5 million after tax or less than $0.01 per share) in 2003.

Note: All of the above per-share amounts are presented as diluted earnings per share.

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Thousands)
(Unaudited)

	June 30, 2003	December 31, 2002
Cash	$95,979	$48,246
Receivables, net	346,687	380,270
Committed metal positions	328,565	615,441
Inventories	439,407	427,162
Other current assets	88,927	94,922
Total current assets	1,299,565	1,566,041
Investments	137,413	136,804
Property, plant and equipment, net	855,347	860,475
Goodwill	272,685	272,353
Other intangible and noncurrent assets	191,426	185,041
Total assets	$2,756,436	$3,020,714
Short-term borrowings	$130,114	$348,749
Accounts payable	210,257	225,045
Hedged metal obligations	304,064	537,243
Other current liabilities	268,548	275,250
Total current liabilities	912,983	1,386,287
Long-term debt	398,969	247,805
Other noncurrent liabilities	309,637	309,455
Shareholders' equity	1,134,847	1,077,167
Total liabilities and shareholders' equity	$2,756,436	$3,020,714

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Thousands)
(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities
Net earnings	$110,701	$112,442
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and depletion	61,775	52,632
Amortization of intangible assets	1,649	1,515
Loss on investments	-	6,659
Equity results, net of dividends	(4,200)	(4,317)
Net change in assets and liabilities:
Materials Services related	267,789	7,706
All other	880	(6,449)
Net cash provided by operating activities	438,594	170,188
Cash flows from investing activities
Capital expenditures	(39,934)	(46,196)
Proceeds from investments	7,063	-
Acquisitions and other investments	-	(2,400)
Net cash used in investing activities	(32,871)	(48,596)
Cash flows from financing activities
Decrease in short-term borrowings	(218,563)	(20,008)
Decrease in hedged metal obligations	(209,601)	(11,708)
Repayment of long-term debt	(184)	(153)
Proceeds from issuance of long-term debt	147,842	-
Purchase of treasury stock	(74,714)	(90,545)
Cash from exercise of stock options	11,011	45,335
Dividends paid	(25,280)	(25,914)
Net cash used in financing activities	(369,489)	(102,993)
Effect of exchange rate changes on cash	11,499	5,382
Net increase in cash	47,733	23,981
Cash at beginning of year	48,246	33,034
Cash at end of period	$95,979	$57,015